UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 15, 2017

Tangoe, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Executive Blvd., Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Introductory Note.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Tangoe, Inc. (the “Company”), on April 27, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Asentinel, LLC (the “Parent”) and TAMS Inc., a wholly owned subsidiary of the Parent (the “Purchaser”). Pursuant to the Merger Agreement, on May 12, 2017, the Purchaser commenced a tender offer to acquire all of the outstanding shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Company Common Stock”), at a purchase price of $6.50 per share, net to the seller in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”) upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 12, 2017 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”), filed as Exhibits (a)(1)(A) and (a)(1)(B), respectively, to the Tender Offer statement on Schedule TO (as amended or supplemented from time to time) filed by the Parent, the Purchaser and Marlin Management Company, LLC with the SEC on May 12, 2017.

Item 1.01.     Entry into a Material Definitive Agreement.

General.

On June 16, 2017, in connection with the Merger (as defined below), the Parent, as borrower, and the Company, as a guarantor, entered into a credit agreement (the “Credit Agreement”) and related security and other agreements with the financial institutions that are now or hereafter become a party thereto (the “Lenders”), PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Obsidian Agency Services, Inc., as collateral agent for the Lenders (in such capacity, the “Collateral Agent”) and as syndication agent for the Lenders (in such capacity, the “Syndication Agent”), and Tennenbaum Capital Partners, LLC and TPG Specialty Lending, Inc., as joint lead arrangers for the Lenders. The Credit Agreement provides for senior secured credit facilities in an aggregate amount of $200 million (the “Credit Facilities”), comprised of (a) a $190 million term loan facility with a maturity of 5 years and (b) a $10 million revolving loan facility with a maturity of 5 years, which includes both a letter of credit sub-facility and a swingline loan sub-facility.  In addition, the Parent may request one or more incremental term loan facilities in an aggregate amount of up to the sum of (i) $50 million plus (ii) the aggregate amount of all voluntary prepayments of the term loan facility plus (iii) an additional amount if the Parent attains certain leverage ratios, subject to certain conditions and receipt of commitments by existing or additional lenders.

Interest Rate.

Loans under the Credit Facilities bear interest, at the Parent’s option, at an interest rate equal to a LIBOR rate (subject to a floor of 1.00% per annum) or an alternate base rate (subject to a floor of 2.00% per annum), in each case, plus an applicable margin. The initial applicable margin for Loans is 8.50% with respect to LIBOR Loans and 7.50% with respect to alternate base rate Loans under the term loan facility and 3.75% with respect to LIBOR Loans and 2.75% with respect to alternate base rate Loans under the revolving loan facility. After the Parent delivers financial statements for the four fiscal quarter period ending June 30, 2019, the applicable margins for Loans under the term loan facility and the revolving loan facility may be reduced if the Parent attains certain total net leverage ratios.

Prepayments and Amortization.

The Parent may make voluntary prepayments with respect to the term loans under the Credit Facilities at any time, subject to the payment of LIBOR breakage costs, if applicable, and a prepayment premium (expressed as a percentage of the principal amount prepaid) equal to (a) 4.00%, from the date on which the Credit Facilities are made (the “Closing Date”) through and including the date that is the first anniversary of the Closing Date, (b) 3.00% from the date that is the first anniversary of the Closing Date through and including the date that is the second anniversary of the Closing Date, (c) 1.00% from the date that is the second anniversary of the Closing Date through and including the date that is the third anniversary of the Closing Date, and (d) 0% thereafter.

The Parent may also make voluntary permanent reductions of commitments with respect to the revolving facility under the Credit Facilities at any time, subject to the payment of a reduction premium (expressed as percentages of the total unutilized revolving loan commitments permanently reduced) equal to (a) 1.00%, from the Closing Date through and including the date that is the first anniversary of the Closing Date and (b) 0% thereafter.

Notwithstanding the foregoing, if such prepayment or permanent reduction is done in connection with an initial public offering, change of control or a transformative acquisition, the premiums set forth above shall be reduced by 50%.

The term loans under the Credit Facilities will amortize in equal quarterly installments each equal to (a) 0.25% of the original principal amount of the term loans (subject to reduction in connection with debt prepayments) from the Closing Date through and including the second anniversary of the Closing Date, (b)  0.625% of the original principal amount of the term loans (subject to reduction in connection with debt prepayments) from the date that is the second anniversary of the Closing Date through and including the third anniversary of the Closing Date, (c) 1.25% of the original principal amount of the term loans (subject to reduction in connection with debt prepayments) from the date that is the third anniversary of the Closing Date through and including the fourth anniversary of the Closing Date, and (d) 1.875% of the original principal amount of the term loans (subject to reduction in connection with debt prepayments) from the date that is the fourth anniversary of the Closing Date through and including the maturity date thereof, with the balance payable on the maturity date thereof.

Subject to certain exceptions, the Credit Facilities are subject to mandatory prepayments in amounts equal to: (a) 100% of the net cash proceeds from any non-ordinary course sale or other disposition of assets (including as a result of casualty or condemnation) by the Parent or any of its subsidiaries in excess of certain amounts and subject to customary reinvestment provisions and certain other exceptions; (b) 100% of the net cash proceeds from issuances or incurrences of debt by the Parent or any of its subsidiaries (other than indebtedness permitted by the Credit Agreement); (c) beginning with the fiscal year of the Parent ending December 31, 2018, 50% (with stepdowns to 25% and 0% based upon achievement of specified senior secured net leverage ratios) of annual excess cash flow of the Parent and its subsidiaries; and (d) up to 50% of specified equity cure contributions made to the Parent in certain circumstances.

Guarantors.

All obligations under the Credit Facilities are guaranteed by Asentinel Acquisition, LLC and each of the existing and future direct and indirect, material wholly-owned subsidiaries of the Parent (subject to customary exceptions).

Security.

The obligations of the Parent and the guarantors under the Credit Facilities and, at the election of Asentinel Acquisition, LLC under any swap agreements and cash management arrangements entered into with a Lender or any of its affiliates, will be secured, subject to permitted liens and other agreed upon exceptions, on a first priority basis by a perfected security interest in substantially all material, owned assets of Asentinel Acquisition, LLC, the Parent and each subsidiary guarantor, including all the capital stock owned by Asentinel Acquisition, LLC, the Parent and each subsidiary guarantor (limited, in the case of foreign subsidiaries, to 65% of the voting capital stock and 100% of the non-voting capital stock of such subsidiaries).

Certain Other Provisions.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, investments, sales of assets, acquisitions, mergers and consolidations, prepayments of subordinated indebtedness, liens and dividends and other distributions, and also includes certain financial covenants. In addition, the Parent will be required to maintain a specified minimum fixed charge coverage ratio and a specified maximum total net leverage ratio and, prior to June 30, 2019, specified minimum liquidity and specified minimum recurring revenue. The Credit Facilities also include customary events of defaults including a change of control.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note are incorporated herein by reference. The Offer and all withdrawal rights thereunder expired at 10:00 a.m., New York City Time, on June 15, 2017. American Stock Transfer & Trust Company, LLC, the depositary for the Offer, has advised that, as of the expiration of the Offer, a total of 31,235,983 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 78.2% of Shares issued and outstanding as of the expiration of the Offer. In addition, Notices of Guaranteed Delivery had been delivered in respect of 941,077 Shares, representing approximately 2.4% of the Shares issued and outstanding as of the expiration of the Offer. The number of Shares validly tendered and not validly withdrawn pursuant to the Offer (excluding Shares delivered pursuant to Notices of Guaranteed Delivery) satisfies the Minimum Condition (as defined in the Merger Agreement). All conditions to the Offer having been satisfied or waived, the Purchaser has accepted for payment all Shares that were validly tendered and not validly withdrawn prior to the expiration of the Offer. The Purchaser funded the payment for Shares validly tendered in the Offer in part with proceeds from credit facilities obtained from PNC Bank, National Association, Tennenbaum Capital Partners, LLC and TPG Specialty Lending, Inc.

On June 15, 2017, the Purchaser exercised the Top-Up Option (as defined in the Merger Agreement) and purchased 6,188,444 shares of Company Common Stock at a price of $6.50 per share (the “Top-Up Shares”), through payment in cash of $618.85 and delivery to the Company of a promissory note in the principal amount of $40,224,267.15.  The Top-Up Shares were issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.  The Company paid no fees or commissions in connection with the Purchaser’s exercise of the Top-Up Option.  Following the exercise of the Top-Up Option, the Purchaser held more than 90% of the number of shares of Company Common Stock then outstanding, and the remaining conditions set forth in the Merger Agreement to the merger of the Purchaser with and into the Company were satisfied.

On June 16, 2017, the Parent completed its acquisition of the Company by consummating the merger of the Purchaser with and into the Company, without a meeting of stockholders of the Company, in accordance with Section 253 of the Delaware General Corporation Law of the State of Delaware (“DGCL”), and with the Company continuing as the surviving corporation and a wholly owned subsidiary of the Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), and pursuant to the terms and conditions of the Merger Agreement, each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by the Parent, the Purchaser or any affiliate of the Parent or held by the Company as treasury stock or by any subsidiary of the Company, and (ii) any Shares owned by stockholders who properly exercised their appraisal rights in accordance with the DGCL) was canceled and converted automatically into the right to receive the Merger Consideration. In addition, effective as of immediately prior to the Effective Time, each outstanding and vested (i) option to purchase shares of Company Common Stock granted pursuant to any stock plan of the Company (“Company Stock Option”), (ii) restricted stock unit with respect to shares of Company Common Stock granted under any stock plan of the Company (“Company RSU”) and (iii) performance-based share unit with respect to shares of Company Common Stock granted under any stock plan of the Company (“Company PSU”) automatically became canceled and terminated as of the Effective Time and the holder thereof became entitled to receive (a) an amount in cash, equal to the product of (1) the number of shares of common stock of the Company underlying such vested Company Stock Option, Company RSU or Company PSU, as applicable, (including vesting that would result from the consummation of the Merger) multiplied by (2) the Merger Consideration (in the case of each Company RSU or Company PSU) or the excess of the Merger Consideration over the exercise price per share (in the case of each Company Stock Option), in each case without interest and less the amount of any tax withholding.

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the first Current Report on Form 8-K filed by the Company with the SEC on April 28, 2017 and which is incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.03.     Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01.     Changes in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, effective at the Effective Time, each individual on the Company’s board of directors resigned from his or her respective position as a member of the Company’s board of directors, and any committee thereof and each of James D. Foy and Jay Zager resigned from his or her respective position as an officer of the Company.

Effective as of the Effective Time, each of Peter Chung, Robb Warwick and Matt Johnson were appointed to the board of directors of the Company. Additionally, as of the Effective Time, Robert Irwin, Chris Taylor, Peter Chung, Matt Johnson and Robb Warwick were appointed the Company’s Chief Executive Officer, Chief Financial Officer, President, Vice President and Vice President, respectively.

Item 5.03.     Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation and bylaws of the Company were amended and restated in their entirety, effective as of the Effective Time. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of April 27, 2017, by and among Tangoe, Inc., Asentinel, LLC and TAMS Inc. (incorporated herein by reference to Exhibit 2.1 to the first Current Report on Form 8-K filed with the SEC by Tangoe, Inc. on April 28, 2017).

3.1*	Amended and Restated Certificate of Incorporation of Tangoe, Inc.

3.2*	Amended and Restated Bylaws of Tangoe, Inc.

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGOE, INC.
Date: June 16, 2017
	By:	/s/ Thomas P. Flynn
Thomas P. Flynn
Chief Administrative Officer, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of April 27, 2017, by and among Tangoe, Inc., Asentinel, LLC and TAMS Inc. (incorporated herein by reference to Exhibit 2.1 to the first Current Report on Form 8-K filed with the SEC by Tangoe, Inc. on April 28, 2017).

3.1*	Amended and Restated Certificate of Incorporation of Tangoe, Inc.

3.2*	Amended and Restated Bylaws of Tangoe, Inc.